Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF

ACCURAY INCORPORATED

(a Delaware corporation)

(as of March 19, 2015)

TABLE OF CONTENTS

ARTICLE I CORPORATE OFFICES		1
1.1	REGISTERED OFFICE	1
1.2	OTHER OFFICES	1
ARTICLE II MEETINGS OF STOCKHOLDERS		1
2.1	PLACE OF MEETINGS	1
2.2	ANNUAL MEETING	1
2.3	SPECIAL MEETING	1
2.4	ADVANCE NOTICE PROCEDURES; NOTICE OF STOCKHOLDERS’ MEETINGS	1
2.5	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE	6
2.6	QUORUM	6
2.7	ADJOURNED MEETING; NOTICE	6
2.8	CONDUCT OF BUSINESS	7
2.9	VOTING	7
2.10	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING	7
2.11	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS	7
2.12	PROXIES	8
2.13	LIST OF STOCKHOLDERS ENTITLED TO VOTE	8
2.14	INSPECTORS OF ELECTION	8
ARTICLE III DIRECTORS		9
3.1	POWERS	9
3.2	NUMBER OF DIRECTORS	9
3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS	9
3.4	RESIGNATION AND VACANCIES	10
3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE	10
3.6	REGULAR MEETINGS	11
3.7	SPECIAL MEETINGS; NOTICE	11
3.8	QUORUM	11
3.9	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING	11
3.10	FEES AND COMPENSATION OF DIRECTORS	12
3.11	REMOVAL OF DIRECTORS	12
3.12	INTERESTED DIRECTORS	12
ARTICLE IV COMMITTEES		12
4.1	COMMITTEES OF DIRECTORS	12
4.2	COMMITTEE MINUTES	13
4.3	MEETINGS AND ACTION OF COMMITTEES	13
ARTICLE V OFFICERS		13
5.1	OFFICERS	13
5.2	APPOINTMENT OF OFFICERS	13
5.3	SUBORDINATE OFFICERS	14
5.4	REMOVAL AND RESIGNATION OF OFFICERS	14
5.5	VACANCIES IN OFFICES	14
5.6	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	14
5.7	AUTHORITY AND DUTIES OF OFFICERS	14
ARTICLE VI RECORDS AND REPORTS		14
6.1	MAINTENANCE AND INSPECTION OF RECORDS	14
6.2	INSPECTION BY DIRECTORS	15
ARTICLE VII GENERAL MATTERS		15
7.1	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	15
7.2	STOCK CERTIFICATES; PARTLY PAID SHARES	15
7.3	SPECIAL DESIGNATION ON CERTIFICATES	15
7.4	LOST CERTIFICATES	16
7.5	CONSTRUCTION; DEFINITIONS	16
7.6	DIVIDENDS	16

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7.7	FISCAL YEAR	16
7.8	SEAL	16
7.9	TRANSFER OF STOCK	16
7.10	STOCK TRANSFER AGREEMENTS	17
7.11	REGISTERED STOCKHOLDERS	17
7.12	WAIVER OF NOTICE	17
ARTICLE VIII NOTICE BY ELECTRONIC TRANSMISSION		17
8.1	NOTICE BY ELECTRONIC TRANSMISSION	17
8.2	DEFINITION OF ELECTRONIC TRANSMISSION	18
8.3	INAPPLICABILITY	18
ARTICLE IX INDEMNIFICATION		18
9.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS	18
9.2	INDEMNIFICATION OF OTHERS	18
9.3	PREPAYMENT OF EXPENSES	19
9.4	DETERMINATION; CLAIM	19
9.5	NON-EXCLUSIVITY OF RIGHTS	19
9.6	INSURANCE	19
9.7	OTHER INDEMNIFICATION	19
9.8	AMENDMENT OR REPEAL	19
ARTICLE X FORUM FOR ADJUDICATION OF DISPUTES		19
ARTICLE XI AMENDMENTS		20

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AMENDED AND RESTATED
BYLAWS OF ACCURAY INCORPORATED
(as of March 19, 2015)

ARTICLE I

CORPORATE OFFICES

1.1                               REGISTERED OFFICE.

The registered office of Accuray Incorporated shall be fixed in the corporation’s certificate of incorporation, as the same may be amended from time to time.

1.2                               OTHER OFFICES.

The corporation’s board of directors (the “Board”) may at any time establish other offices at any place or places.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1                               PLACE OF MEETINGS.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board.  The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).  In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

2.2                               ANNUAL MEETING.

The annual meeting of stockholders shall be held each year.  The Board shall designate the date and time of the annual meeting.  At the annual meeting, directors shall be elected and any other proper business may be transacted.

2.3                               SPECIAL MEETING.

A special meeting of the stockholders may be called at any time by the Board, chairperson of the Board, chief executive officer or president (in the absence of a chief executive officer), but such special meetings may not be called by any other person or persons.

No business may be transacted at such special meeting other than the business specified in such notice to stockholders.  Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

2.4                               ADVANCE NOTICE PROCEDURES; NOTICE OF STOCKHOLDERS’ MEETINGS.

(i)                                   At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (B) otherwise properly brought before the meeting by or at the direction of the Board, or (C) otherwise properly brought before the meeting by a stockholder (a) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.4 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (b) who complies with the notice procedures set forth in this Section 2.4.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

(1)                     To be timely, a stockholder’s notice must be received at the principal executive offices of the corporation not less than ninety (90) calendar days before nor more than one hundred twenty (120) calendar days before the one (1) year anniversary of the date on which the corporation first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than twenty five (25) days from the date of the prior year’s meeting, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) calendar day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.  In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such adjournment or postponement, commence a new time period (or extend a time period) for the giving of a stockholder’s notice as described above.

(2)                     To be in proper written form, a stockholder’s notice to the secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the annual meeting, and any material interest of the stockholder, and the beneficial owner, if any, on whose behalf the proposal is made, in such business; and (b) as to the stockholder giving notice and the beneficial owner, if any on whose behalf the proposal is being made, (i) the name and address, as they appear on the corporation’s books, of such person; (ii) (A) the class and number of all shares of stock the corporation that are owned beneficially or of record by such person and any affiliates of such person, (B) the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by such person or any affiliates of such person, and the number of such shares of stock of the corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates of such person, with respect to stock of the corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates of such person, with respect to securities of the corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates of such person; (iv) a representation as to whether the stockholder giving notice intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding stock required to approve or adopt the proposal and/or (B) otherwise solicit proxies or votes from stockholders in support of such proposal; (v) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (vi) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting, or that may otherwise be required, pursuant to Section 14 of the

Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder.

(3)                     A stockholder providing notice of business proposed to be brought before the annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of such annual meeting and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting.

(4)                     The foregoing notice requirements of this Section 2.4 shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the 1934 Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.  Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.  For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting of stockholders.

(5)                     Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act.  Nothing contained in this Section 2.4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act (or any successor provision of law).

(6)                     Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.4.  The chairperson of the annual meeting may, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed in these Bylaws, and, if he should so determine, he may so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(ii)                                Only persons who are nominated in accordance with the procedures set forth in this paragraph (ii) shall be eligible for election as directors.  Nominations of persons for election to the Board of the corporation may be made (a) at a meeting of stockholders by or at the direction of the Board or (b) at an annual meeting by any stockholder of the corporation entitled to vote in the election of directors at the meeting (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.4 and on the record date for the determination of stockholders entitled to vote in the election of directors at the meeting and (B) who complies with the notice procedures set forth in this Section 2.4.  In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in the proper written form to the Secretary of the corporation.

(1)                     To be timely, a stockholder’s notice must be received at the principal executive offices of the corporation not less than ninety (90) calendar days before nor more than one hundred twenty (120) calendar days before the one (1) year anniversary of the date on which the corporation first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than twenty five (25) days from the date of the prior year’s meeting, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) calendar day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.  In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such adjournment or postponement, commence a new time period (or extend a time period) for the giving of a stockholder’s notice as described above.

(2)                     To be in proper written form, a stockholder’s notice to the secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates of such person, (B) the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by such person or any affiliates of such person, and the number of such shares of stock of the corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates of such person, with respect to stock of the corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates of such person, with respect to securities of the corporation; (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the 1934 Act, and the rules and regulations promulgated thereunder (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (v) a written statement of such person that such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the board of directors, in accordance with the corporation’s Corporate Governance Guidelines; and (vi) such person’s written representation and agreement that such person (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation that has not been disclosed to the corporation in such representation and agreement, and (C) in such person’s individual capacity, would be in compliance with, if elected as a director of the corporation, and will comply with and, upon election, execute any requisite documentation pertaining to all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of ethics, and stock ownership and trading policies and guidelines of the corporation, such documentation to include a confidentiality agreement between the corporation and such person; and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and address, as they appear on the corporation’s books, of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (ii) (A) the class and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates of such person, (B) the name of each nominee holder of shares of the corporation owned beneficially but not of record by such person or any affiliates of such person, and the number of shares of stock of the corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates of such person, with respect to stock of the corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates of such person, with respect to stock of the corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates of such person; (iv) a representation as to whether the stockholder giving notice intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding stock required to elect the nominee or nominees and/or (B) otherwise solicit proxies or votes from stockholders in support of such nomination; (v) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice; and (vi) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors, or that may otherwise be required, pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder.

(3)                     A stockholder providing notice of any nomination proposed to be made at an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(4)                     The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.  Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.  For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(5)                     No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.4.  The chairperson of the meeting may, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he may so declare at the meeting, and the defective nomination shall be disregarded.

(iii)                             These provisions shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board, but in connection therewith no new business shall be acted upon at any such meeting unless stated, filed and received as herein provided.  Notwithstanding anything in these bylaws to the contrary, no business brought before a meeting by a stockholder shall be conducted at an annual meeting except in accordance with procedures set forth in this Section 2.4.

(iv)                            All notices of meetings of stockholders shall be sent or otherwise given in accordance with either Section 2.5 or Section 8.1 of these bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.  The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5                               MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

Notice of any meeting of stockholders shall be given:

(i)                                   if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the corporation’s records; or

(ii)                                if electronically transmitted as provided in Section 8.1 of these bylaws.

An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or any other agent of the corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6                               QUORUM.

The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.  If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.7                               ADJOURNED MEETING; NOTICE.

Any meeting of stockholders may be adjourned from time to time by the chairperson of the meeting to reconvene at the same or some other place.  When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8                               CONDUCT OF BUSINESS.

The Board may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson and secretary of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson or secretary, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter or matters to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

2.9                               VOTING.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder.

2.10                        STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof having a preference over the Common Stock as dividend or upon liquidation, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

2.11                        RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.

Except as otherwise permitted by law, in order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.

If the Board does not so fix a record date:

(i)                                   The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii)                                The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.12                        PROXIES.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or other means of electronic transmission) by the stockholder or the stockholder’s attorney-in-fact.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the DGCL.

2.13                        LIST OF STOCKHOLDERS ENTITLED TO VOTE.

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting:  (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s principal executive office.  In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

The stock ledger of the corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.13 or the books of the corporation, or to vote in person or by proxy at any meeting of the stockholders.

2.14                        INSPECTORS OF ELECTION.

A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person.

Before any meeting of stockholders, the Board shall appoint an inspector or inspectors of election to act at the meeting or its adjournment.  The number of inspectors shall be either one (1) or three (3).  If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.  Unless provided by law, inspectors may be officers, employees or agents of the corporation.

Such inspectors shall:

(i)                                   determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(ii)                                receive votes, ballots or consents;

(iii)                             hear and determine all challenges and questions in any way arising in connection with the right to vote;

(iv)                            count and tabulate all votes or consents;

(v)                               determine when the polls shall close;

(vi)                            determine the result; and

(vii)                         do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.  If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.  Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III

DIRECTORS

3.1                               POWERS.

Subject to the provisions of the DGCL and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2                               NUMBER OF DIRECTORS.

The authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least one member.  No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3                               ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.

Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.  Each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present, subject to the rights of the holders of any series of Preferred Stock to elect directors in accordance with the terms thereof.  For purposes of this bylaw, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election.  Votes cast shall include votes “against” a director’s election and shall exclude abstentions with respect to that director’s election.  Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.  For purposes of this bylaw, an election shall be deemed to be contested if the secretary of the corporation has received one or more notices that a stockholder or stockholders intend to nominate a person or persons for election to the Board, which notice(s) purport to be in compliance with Section 2.4 of these bylaws and all such nominations have not been withdrawn by the proposing stockholder(s) on or prior to the tenth (10th) day preceding the date the corporation first mails its notice of meeting for such meeting to its stockholders (regardless of whether all such nominations are subsequently withdrawn and regardless of whether the Board determines that any such notice is not in compliance with Section 2.4 of these bylaws).  If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.  Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws.  The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

If so provided in the certificate of incorporation, the directors of the corporation shall be divided into three classes.

3.4                               RESIGNATION AND VACANCIES.

Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation.  A resignation is effective when it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.  When one or more directors so resigns, a majority of the directors then in office (although less than a quorum), or a sole remaining director, shall have power to fill such vacancy or vacancies, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.  When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office (although less than a quorum), or a sole remaining director, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  If the directors are divided into classes, a person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

A director elected or appointed to fill a vacancy or newly created directorship shall serve until the next annual meeting of stockholders or until a successor shall be elected and qualified.

3.5                               PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6                               REGULAR MEETINGS.

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7                               SPECIAL MEETINGS; NOTICE.

Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the authorized number of directors.

Notice of the time and place of special meetings shall be:

(i)                                   delivered personally by hand, by courier or by telephone;

(ii)                                sent by United States first-class mail, postage prepaid;

(iii)                             sent by facsimile; or

(iv)                            sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting.  If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting.  Any oral notice may be communicated to the director.  The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting.

3.8                               QUORUM.

At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business.  The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.  If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9                               BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.  Written consents representing actions taken by the Board or committee may be executed by telex, telecopy, facsimile or other electronic transmission, and such electronic transmission shall be valid and binding to the same extent as if it were an original.

3.10                        FEES AND COMPENSATION OF DIRECTORS.

Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.

No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for service as committee members.

3.11                        REMOVAL OF DIRECTORS.

Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, the Board or any individual director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of voting stock of the Corporation, entitled to vote at an election of the directors (the “Voting Stock”) or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then-outstanding shares of the Voting Stock.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.12                        INTERESTED DIRECTORS

No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE IV

COMMITTEES

4.1                               COMMITTEES OF DIRECTORS.

The Board may, by resolution passed by a majority of the authorized number of directors, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation.  The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation.

4.2                               COMMITTEE MINUTES.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3                               MEETINGS AND ACTION OF COMMITTEES.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)                                   Section 3.5 (place of meetings and meetings by telephone);

(ii)                                Section 3.6 (regular meetings);

(iii)                             Section 3.7 (special meetings and notice);

(iv)                            Section 3.8 (quorum);

(v)                               Section 7.12 (waiver of notice); and

(vi)                            Section 3.9 (action without a meeting)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members.  However:

(i)                                           the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii)                                        special meetings of committees may also be called by resolution of the Board; and

(iii)                                     notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.  The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V

OFFICERS

5.1                               OFFICERS.

The officers of the corporation shall be a president and a secretary.  The corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws.  Any number of offices may be held by the same person.

5.2                               APPOINTMENT OF OFFICERS.

The Board shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 and 5.5 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

5.3                               SUBORDINATE OFFICERS.

The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the corporation may require.  Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

5.4                               REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice, or by electronic transmission, to the corporation.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice.  Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5                               VACANCIES IN OFFICES.

Any vacancy occurring in any office of the corporation shall be filled by the Board or as provided in Section 5.2.

5.6                               REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

The chairperson of the Board, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the Board or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation.  The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7                               AUTHORITY AND DUTIES OF OFFICERS.

All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE VI

 RECORDS AND REPORTS

6.1                               MAINTENANCE AND INSPECTION OF RECORDS.

The corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder.  The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal executive office.  The list of stockholders entitled to vote at a stockholder meeting shall be available in accordance with Section 2.13.

6.2                               INSPECTION BY DIRECTORS.

Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.  The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought.  The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom.  The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

ARTICLE VII

GENERAL MATTERS

7.1                               EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances.  Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.2                               STOCK CERTIFICATES; PARTLY PAID SHARES.

The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairperson or vice-chairperson of the Board, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor.  Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.  Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.3                               SPECIAL DESIGNATION ON CERTIFICATES.

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.4                               LOST CERTIFICATES.

Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time.  The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5                               CONSTRUCTION; DEFINITIONS.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

7.6                               DIVIDENDS.

The Board, subject to any restrictions contained in either (i) the DGCL, or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock.  Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The Board may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.  Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

7.7                               FISCAL YEAR.

The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.8                               SEAL.

The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board.  The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.9                               TRANSFER OF STOCK.

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

7.10                        STOCK TRANSFER AGREEMENTS.

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.11                        REGISTERED STOCKHOLDERS.

The corporation:

(i)                                   shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii)                                shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii)                             shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.12                        WAIVER OF NOTICE.

Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE VIII

NOTICE BY ELECTRONIC TRANSMISSION

8.1                               NOTICE BY ELECTRONIC TRANSMISSION.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the corporation.  Any such consent shall be deemed revoked if:

(i)                                   the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

(ii)                                such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)                                      if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)                                if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)                             if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)                            if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

8.2                               DEFINITION OF ELECTRONIC TRANSMISSION.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

8.3                               INAPPLICABILITY.

Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

ARTICLE IX

INDEMNIFICATION

9.1                               INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.  The corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board.

9.2                               INDEMNIFICATION OF OTHERS.

The corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

9.3                               PREPAYMENT OF EXPENSES.

The corporation shall pay the expenses incurred by any officer or director of the corporation, and may pay the expenses incurred by any employee or agent of the corporation, in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise.

9.4                               DETERMINATION; CLAIM.

If a claim for indemnification or payment of expenses under this Article IX is not paid in full within sixty (60) days after a written claim therefor has been received by the corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

9.5                               NON-EXCLUSIVITY OF RIGHTS.

The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.6                               INSURANCE.

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

9.7                               OTHER INDEMNIFICATION.

The corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

9.8                               AMENDMENT OR REPEAL.

Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE X

FORUM FOR ADJUDICATION OF DISPUTES

Unless the corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation or any director, officer, stockholder, employee or agent of the corporation arising out of or relating to any provision of the DGCL or the corporation’s certificate of incorporation or these bylaws, or (iv) any action asserting a claim against the corporation or any director, officer, stockholder, employee or agent of the corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Failure to enforce the foregoing provisions would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article X.  If any action the subject matter of which is within the scope of this Article X is filed in a court other than the Court of Chancery of the State of Delaware (or any other state or federal court located within the State of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Article X and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.  The existence of any prior Alternative Forum Consent shall not act as a waiver of the corporation’s ongoing consent right as set forth above in this Article X with respect to any current or future actions or claims.

ARTICLE XI

AMENDMENTS

Subject to the certificate of incorporation, these bylaws may be adopted, amended or repealed by the stockholders entitled to vote.  However, the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors.  The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws, subject to the certificate of incorporation.

ACCURAY INCORPORATED

CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED BYLAWS

The undersigned hereby certifies that he or she is the duly elected, qualified, and acting Secretary or Assistant Secretary of Accuray Incorporated, a Delaware corporation and that the foregoing bylaws, comprising twenty (20) pages, were adopted as the corporation’s bylaws on March 19, 2015 by the corporation’s board of directors.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 23rd day of March, 2015.

/s/ Alaleh Nouri
Alaleh Nouri, Secretary